Exhibit 99.1

Ameresco Reports Second Quarter 2024 Financial Results

Strong Revenue Growth Led by 45% Increase in Project Revenue
Total Project Backlog Increased 36% Y/Y to a Record $4.4 billion; Contracted Backlog up 51%
Record 155 MWe Energy Assets Placed into Operation During the Quarter
Adjusting 2024 Guidance

Second Quarter 2024 Financial Highlights:
•Revenues of $438.0 million
•Net income attributable to common shareholders of $5.0 million
•GAAP EPS of $0.09
•Non-GAAP EPS of $0.10
•Adjusted EBITDA of $45.1 million, reflecting the impact of SoCal Ed cost budget revisions of $6.6 million

FRAMINGHAM, MA – August 5, 2024 – Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended June 30, 2024. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.
CEO George Sakellaris commented, “the second quarter was another quarter of substantial business achievements for Ameresco as we delivered excellent year-on-year revenue and Adjusted EBITDA growth of 34% and 21%, respectively, led by the exceptional strength of our projects business while also placing a record number of assets into operation. At the same time, we continued to generate significant new business opportunities across our platform, reflecting how well aligned Ameresco’s expertise and capabilities are with market demand. We continue to be disciplined with business selection and benefit from the actions we have taken to optimize our organization to capture the significant growth and profit opportunities ahead of us.

“Our second quarter results were impacted by $6.6 million of cost budget revisions on the Southern California Edison Company (SCE) projects as they continued to stretch out longer than anticipated. SCE has approved the performance testing and together we are working closely on the final checklist for substantial completion for two of the three projects. Commissioning and testing activities have begun on the third project, which was significantly impacted by the heavy rainfall in California in 2023. This last site is expected to reach substantial completion in September of 2024.

“We generated significant new business in the second quarter, adding to our record backlog and future revenue streams. Our total Project Backlog reached a record $4.4 billion at the end of the quarter, an increase of 36% or nearly $1.2 billion from one year ago levels with contracted backlog growing even faster at 51%. We placed a record 155 MWe of assets into operation in Q2, bringing the year-to-date total to 168 MWe, representing significant progress toward achieving our 200 MWe target for this year. Our record backlog, together with our revenue visibility from our growing Energy Assets and O&M businesses give the Company approximately $8.3 billion of total revenue visibility.”

Second Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in millions)	Q2 2024			Q2 2023
	Revenue	Net Income (Loss) (1)	Adj. EBITDA	Revenue	Net Income (Loss) (1)	Adj. EBITDA
Projects	$330.8	($2.5)	$7.1	$228.9	($0.1)	$6.1
Energy Assets	$53.4	$2.9	$31.2	$50.0	$5.1	$27.3
O&M	$26.2	$3.1	$3.9	$23.0	$0.9	$2.1
Other	$27.6	$1.5	$2.9	$25.2	$0.5	$2.0
Total (2)	$438.0	$5.0	$45.1	$327.1	$6.4	$37.4

(1) Net Income (Loss) represents net income (loss) attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

Total revenue increased 33.9% to $438.0 million led by 44.5% growth in Projects revenue, as our focus on execution and conversion of our backlog continued to yield results. Energy Assets revenue grew 6.8% driven by growth in operating assets placed in service, improved production and stronger RIN prices. O&M revenue increased 13.7% reflecting a solid attach rate and execution on our O&M contracts. Other revenue increased 9.5%. Gross margin of 14.9% was impacted by the $6.6 million cost budget revisions on the SCE projects and a mix of larger lower-margin projects. The year-to-date impact of the SCE cost budget revisions now total approximately $7.3 million. Net income attributable to common shareholders was $5.0 million compared to net income of $6.4 million during the same period last year due to higher interest and depreciation expenses, with GAAP and Non-GAAP EPS of $0.09 and $0.10, respectively. Adjusted EBITDA of $45.1 million increased 20.7%.

Balance Sheet and Cash Flow Metrics

($ in millions)	June 30, 2024
Total Corporate Debt (1)	$273.4
Corporate Debt Leverage Ratio (2)	2.9X

Total Energy Asset Debt (3)	$1,329.4
Energy Asset Book Value (4)	$1,813.6
Energy Debt Advance Rate (5)	73%

Q2 Cash Flows from Operating Activities	$53.3
Plus: Q2 Proceeds from Federal ESPC Projects	$100.6
Equals: Q2 Adjusted Cash from Operations	$153.9

8-quarter rolling average Cash Flows from Operating Activities	($3.3)
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$48.9
Equals: 8-quarter rolling average Adjusted Cash from Operations	$45.6

(1) Subordinated Debt, term loans and drawn amounts on the revolving line of credit
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Book Value of our Energy Assets in operations and in-construction and development
(5) Total Energy Asset Debt divided by Energy Asset Book Value

The Company ended the quarter with $150.3 million in cash. Our total corporate debt including our subordinated debt, term loans and drawn amounts on our revolving line of credit was $273.4 million, with a corporate leverage ratio as calculated under our Sr. Secured Credit Facility of 2.9X, below our 3.5x covenant level. At the end of the quarter, we successfully raised $100.0 million in subordinated debt with Nuveen Energy Infrastructure Credit. Our Energy Asset Debt was $1.3 billion with an Energy Debt Advance rate of 73% on the Energy Asset Book Value. Our Adjusted Cash from Operations during the quarter was $153.9 million. Our 8-quarter rolling average Adjusted Cash from Operations was $45.6 million. We are providing this number given the volatility of quarterly Adjusted Cash from Operations as it better represents our average implementation cycle.

($ in millions)	At June 30, 2024
Awarded Project Backlog (1)	$2,762
Contracted Project Backlog	$1,651
Total Project Backlog	$4,413
12-month Contracted Backlog (2)	$817

O&M Revenue Backlog	$1,186
12-month O&M Backlog	$90
Energy Asset Visibility (3)	$2,736
Operating Energy Assets	661 MWe
Ameresco's Net Assets in Development (4)	635 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(4) Net MWe capacity includes only our share of any jointly owned assets

•Ameresco’s Assets in Development ended the quarter at 641 MWe. After subtracting Ameresco’s partners’ minority interests, Ameresco’s owned capacity of Assets in Development at quarter end was 635 MWe.
•Ameresco brought 155 MWe of Energy Assets into operations, including the 42 MWe AC solar and 42 MWe/168 MWh battery storage from Kūpono Solar and over 50 MWe battery storage from 5 of the 8 United Power sites.
•Europe is also quickly adopting BESS technology as seen by our 300MWe/624MWh Cellarhead project in the U.K. The project represents one of the largest BESS installations in the U.K. and also includes an O&M contract.
•The strength of the battery market continues as Ameresco added 50 MW of BESS to the Assets in Development, and $250 million of BESS to the project backlog during the quarter.
•City street light conversions to LED technology continues to generate a lot of interest given the quick pay-back period to cities and municipalities driven by both lower energy expense as well as lower maintenance expense. Ameresco will be converting over 30,000 streetlights in Henderson, NV. The Company also won an award for its LED streetlighting, controls and networking project, in partnership with Memphis Light, Gas and Water and the City of Memphis.

Subsequent Event

Today Ameresco announced that Doran Hole has resigned as Executive Vice President and Chief Financial Officer to pursue other opportunities. “We appreciate the contributions that Doran has made during his tenure with us. Doran has been a valuable member of our executive leadership team, and we wish him the best with his future endeavors,” said George Sakellaris. Mr. Hole will continue to serve as CFO until August 30, 2024, at which time Mark Chiplock,

Senior Vice President and Chief Accounting Officer, will be promoted to Executive Vice President, Chief Financial Officer and continue to serve as Chief Accounting Officer.

Summary and Outlook

“We continue to benefit from the actions we have taken to optimize our business structure and focus our resources on capturing the most attractive and profitable opportunities. Demand for our solutions remains robust, and Ameresco is well positioned to thrive within most business and economic environments given the increasing need for infrastructure resilience and the cost effectiveness of our solutions,” Mr. Sakellaris concluded.

Ameresco has adjusted its full year 2024 guidance which is included in the table below. We are increasing our revenue range based on the financial performance for the first half of the year and our visibility for the remainder of the year. Our new gross margin range reflects the expected full year impact of the cost budget revisions on the SCE projects of approximately $10 million. Our new guidance range reflects revenue and Adjusted EBITDA growth of 27% and 35%, respectively, at the midpoints. The Company still expects to place approximately 200 MWe of energy assets in service for all of 2024, of which 168 MWe have already achieved commercial operations. Our expected capex for 2024 remains $350 million to $400 million, the majority of which we continue to expect to fund with project financing.

FY 2024 Guidance Ranges
Revenue	$1.70 billion	$1.80 billion
Gross Margin	16.0%	16.5%
Adjusted EBITDA	$210 million	$230 million
Interest Expense & Other	$60 million	$65 million
Non-GAAP EPS	$1.15	$1.35

The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the impact of redeemable non-controlling interest activity, one-time charges, asset impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss second quarter 2024 financial results, business and financial outlook and other business highlights. Participants may access the earnings conference call by pre-registering here at least fifteen minutes in advance. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes solutions that help customers reduce costs, decarbonize to net zero, and build energy resiliency while leveraging smart, connected technologies. From implementing energy efficiency and infrastructure upgrades to developing, constructing, and operating distributed energy resources – we are a trusted sustainability partner. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, utilities, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, backlog, pending agreements, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, and capital investments, as well as statements about our financing plans, the impact the IRA, supply chain disruptions, shortage and cost of materials and labor, and other macroeconomic and geopolitical challenges; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and related liquidated and other damages we may be subject to; the fiscal health of the government and the risk of government shutdowns; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements including the requirement to raise additional subordinated debt; the impact of macroeconomic challenges, weather related events and climate change on our business; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$150,278	$79,271
Restricted cash	68,082	62,311
Accounts receivable, net	154,665	153,362
Accounts receivable retainage, net	39,225	33,826
Costs and estimated earnings in excess of billings	651,748	636,163
Inventory, net	12,484	13,637
Prepaid expenses and other current assets	134,375	123,391
Income tax receivable	4,819	5,775
Project development costs, net	24,280	20,735
Total current assets	1,239,956	1,128,471
Federal ESPC receivable	552,376	609,265
Property and equipment, net	16,995	17,395
Energy assets, net	1,813,649	1,689,424
Deferred income tax assets, net	29,512	26,411
Goodwill, net	75,245	75,587
Intangible assets, net	5,639	6,808
Operating lease assets	68,194	58,586
Restricted cash, non-current portion	14,740	12,094
Other assets	148,796	89,735
Total assets	$3,965,102	$3,713,776

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$523,832	$322,247
Accounts payable	497,026	402,752
Accrued expenses and other current liabilities	100,198	108,831
Current portions of operating lease liabilities	13,618	13,569
Billings in excess of cost and estimated earnings	97,493	52,903
Income taxes payable	220	1,169
Total current liabilities	1,232,387	901,471
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,078,995	1,170,075
Federal ESPC liabilities	511,226	533,054
Deferred income tax liabilities, net	4,365	4,479
Deferred grant income	6,669	6,974
Long-term operating lease liabilities, net of current portion	48,545	42,258
Other liabilities	97,946	82,714

	June 30,	December 31,
	2024	2023
Redeemable non-controlling interests, net	$43,777	$46,865
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,504,310 shares issued and 34,402,515 shares outstanding at June 30, 2024, 36,378,990 shares issued and 34,277,195 shares outstanding at December 31, 2023	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2024 and December 31, 2023	2	2
Additional paid-in capital	332,356	320,892
Retained earnings	597,930	595,911
Accumulated other comprehensive loss, net	(3,800)	(3,045)
Treasury stock, at cost, 2,101,795 shares at June 30, 2024 and December 31, 2023	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	914,703	901,975
Non-controlling interests	26,489	23,911
Total stockholders’ equity	941,192	925,886
Total liabilities, redeemable non-controlling interests and stockholders' equity	$3,965,102	$3,713,776

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$437,982	$327,074	$736,388	$598,116
Cost of revenues	372,813	268,425	624,226	489,519
Gross profit	65,169	58,649	112,162	108,597
Earnings from unconsolidated entities	10	380	565	830
Selling, general and administrative expenses	44,226	41,413	83,781	82,714
Operating income	20,953	17,616	28,946	26,713
Other expenses, net	15,759	9,198	29,930	17,241
Income (loss) before income taxes	5,194	8,418	(984)	9,472
Income tax provision (benefit)	—	5	—	(498)
Net income (loss)	5,194	8,413	(984)	9,970
Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(184)	(2,045)	3,057	(2,500)
Net income attributable to common shareholders	$5,010	$6,368	$2,073	$7,470
Net income per share attributable to common shareholders:
Basic	$0.10	$0.12	$0.04	$0.14
Diluted	$0.09	$0.12	$0.04	$0.14
Weighted average common shares outstanding:
Basic	52,355	52,127	52,322	52,045
Diluted	53,113	53,211	53,016	53,232

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(984)	$9,970
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation of energy assets, net	35,685	27,725
Depreciation of property and equipment	2,452	1,607
Increase in contingent consideration	—	155
Accretion of ARO liabilities	154	130
Amortization of debt discount and debt issuance costs	2,322	2,364
Amortization of intangible assets	1,076	991
Provision for bad debts	1,211	579
Loss on disposal of assets and impairment loss	382	18
Non-cash project revenue related to in-kind leases	(2,347)	—
Earnings from unconsolidated entities	(565)	(830)
Net gain from derivatives	(3,968)	(261)
Stock-based compensation expense	6,704	7,999
Deferred income taxes, net	687	(3,177)
Unrealized foreign exchange loss	1,027	38
Changes in operating assets and liabilities:
Accounts receivable	5,943	60,028
Accounts receivable retainage	(5,525)	354
Federal ESPC receivable	(85,788)	(88,072)
Inventory, net	1,153	91
Costs and estimated earnings in excess of billings	(27,779)	15,664
Prepaid expenses and other current assets	24,698	1,312
Income taxes receivable, net	21	11
Project development costs	(3,719)	(2,825)
Other assets	(3,118)	(1,867)
Accounts payable, accrued expenses and other current liabilities	72,777	(80,555)
Billings in excess of cost and estimated earnings	46,969	13,462
Other liabilities	4,663	1,240
Cash flows from operating activities	74,131	(33,849)
Cash flows from investing activities:
Purchases of property and equipment	(2,066)	(2,662)
Capital investments in energy assets	(227,383)	(261,547)
Capital investments in major maintenance of energy assets	(10,527)	(5,810)
Net proceeds from equity method investments	12,956	—
Contributions to equity method investments	(6,192)	—
Acquisitions, net of cash received	—	(9,184)
Loans to joint venture investments	—	(39)
Cash flows from investing activities	(233,212)	(279,242)
Cash flows from financing activities:
Payments of debt discount and debt issuance costs	(6,008)	(5,074)
Proceeds from exercises of options and ESPP	1,494	3,110
Payments on senior secured revolving credit facility, net	(34,900)	(80,000)
Proceeds from long-term debt financings	359,331	343,923
Proceeds from Federal ESPC projects	120,128	76,699
Net proceeds from energy asset receivable financing arrangements	5,280	8,114
Contributions from non-controlling interests	30,792	499
Distributions to non-controlling interest	(1,004)	(20,521)
Distributions to redeemable non-controlling interests, net	(263)	(338)
Payment on seller's promissory note	(29,441)	—
Payments on debt and financing leases	(206,974)	(61,335)
Cash flows from financing activities	238,435	265,077

	Six Months Ended June 30,
	2024	2023

Effect of exchange rate changes on cash	70	(61)
Net increase (decrease) in cash, cash equivalents, and restricted cash	79,424	(48,075)
Cash, cash equivalents, and restricted cash, beginning of period	153,676	149,888
Cash, cash equivalents, and restricted cash, end of period	$233,100	$101,813

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended June 30, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(2,485)	$2,892	$3,141	$1,462	$5,010
Plus: Other expenses, net	5,383	9,590	296	490	15,759
Plus: Depreciation and amortization	1,038	18,242	314	781	20,375
Plus: Stock-based compensation	2,799	441	212	226	3,678
Plus: Contingent consideration, restructuring and other charges	232	68	5	4	309
Adjusted EBITDA	$6,967	$31,233	$3,968	$2,963	$45,131
Adjusted EBITDA margin	2.1%	58.5%	15.2%	10.7%	10.3%

	Three Months Ended June 30, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(50)	$5,055	$895	$468	$6,368
Impact from redeemable non-controlling interests	—	1,424	—	—	1,424
Plus (less): Income tax provision (benefit)	(568)	(227)	492	308	5
Plus: Other expenses, net	2,596	6,275	96	231	9,198
Plus: Depreciation and amortization	1,106	14,126	308	496	16,036
Plus: Stock-based compensation	2,772	606	279	305	3,962
Plus: Restructuring and other changes	214	15	4	152	385
Adjusted EBITDA	$6,070	$27,274	$2,074	$1,960	$37,378
Adjusted EBITDA margin	2.7%	54.5%	9.0%	7.8%	11.4%

	Six Months Ended June 30, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(8,450)	$2,396	$6,801	$1,326	$2,073
Impact from redeemable non-controlling interests	—	(2,855)	—	—	(2,855)
Plus: Other expenses, net	11,039	16,835	841	1,215	29,930
Plus: Depreciation and amortization	2,033	35,089	636	1,455	39,213
Plus: Stock-based compensation	4,871	879	469	485	6,704
Plus: Contingent consideration, restructuring and other charges	712	84	10	91	897
Adjusted EBITDA	$10,205	$52,428	$8,757	$4,572	$75,962
Adjusted EBITDA margin	1.9%	54.3%	17.0%	8.6%	10.3%

	Six Months Ended June 30, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(1,351)	$6,205	$1,427	$1,189	$7,470
Impact from redeemable non-controlling interests	—	1,456	—	—	1,456
Plus (less): Income tax provision (benefit)	(1,452)	(155)	619	490	(498)
Plus: Other expenses, net	5,085	11,181	332	643	17,241
Plus: Depreciation and amortization	1,767	27,247	612	697	30,323
Plus: Stock-based compensation	5,501	1,213	611	674	7,999
Plus: Contingent consideration, restructuring and other charges	551	35	11	159	756
Adjusted EBITDA	$10,101	$47,182	$3,612	$3,852	$64,747
Adjusted EBITDA margin	2.5%	52.0%	8.0%	7.7%	10.8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-GAAP net income (loss) and EPS:
Net income attributable to common shareholders	$5,010	$6,368	$2,073	$7,470
Adjustment for accretion of tax equity financing fees	(27)	(28)	(54)	(55)
Impact from redeemable non-controlling interests	—	1,424	(2,855)	1,456
Plus: Contingent consideration, restructuring and other charges	309	385	897	756
Less: Income tax effect of Non-GAAP adjustments	(80)	(100)	(233)	(196)
Non-GAAP net income (loss)	5,212	8,049	(172)	9,431

Diluted net income per common share	$0.09	$0.12	$0.04	$0.14
Effect of adjustments to net income (loss)	0.01	0.03	(0.04)	0.04
Non-GAAP EPS	$0.10	$0.15	$—	$0.18

Adjusted cash from operations:
Cash flows from operating activities	$53,314	$(92,621)	$74,131	$(33,849)
Plus: proceeds from Federal ESPC projects	100,547	34,390	120,128	76,699
Adjusted cash from operations	$153,861	$(58,231)	$194,259	$42,850

Other Financial Measures (Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
New contracts and awards:
New contracts	$513,583	$311,280	$848,116	$458,240
New awards (1)	$715,601	$493,055	$1,055,399	$965,155
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2024
	Low	High
Operating income (1)	$112 million	$130 million
Depreciation and amortization	$85 million	$86 million
Stock-based compensation	$14 million	$15 million
Restructuring and other charges	$(1) million	$(1) million
Adjusted EBITDA	$210 million	$230 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus, we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.